Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Aprea Therapeutics, Inc. on Form S-8 to be filed on or about August 12, 2024 of our report dated March 26, 2024, on our audit of the financial statements as of December 31, 2023 and for the year then ended, which report was included in the Annual Report on Form 10-K filed March 26, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

August 21, 2024